Exhibit 10.3

INTEGRAL AD SCIENCE HOLDING CORP.

2021 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE; EFFECTIVE DATE; TERM

Section 1.1    Purpose. The purpose of the Integral Ad Science Holding Corp. 2021 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its Stockholders by enabling the Company to offer Eligible Individuals stock- and cash-based incentives in order to attract, retain, and reward such individuals and strengthen the mutuality of interests between such individuals and the Stockholders.

Section 1.2    Effective Date. The Plan is effective as of June 29, 2021 (the “Effective Date”), which is the date of its adoption by the Board, subject to the approval of the Plan by the Stockholders in accordance with Applicable Law.

Section 1.3    Term. No Award may be granted on or after the 10th anniversary of the earlier of the Effective Date or the date of Stockholder approval of the Plan, but Awards granted before such 10th anniversary may extend beyond that date.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms will have the following meanings:

“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade, or business that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets, or an equivalent ownership interest or voting interest) by the Company or any Affiliate; (d) any trade or business that directly or indirectly controls 50% or more (whether by ownership of stock, assets, or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any Affiliate has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee; provided, however, that “Affiliate” will not include other portfolio companies of any fund controlled by Vista or any of its affiliates that are not Parents or Subsidiaries.

“Applicable Law” means the requirements related to or implicated by the administration or operation of the Plan under United States federal and applicable state laws (including corporate, securities, tax, and employment laws, and the Code), any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted.

“Award” means any award granted under the Plan of any Stock Option, Stock Appreciation Right, Restricted Shares, Performance Award, Other Share-Based Award, or Other Cash-Based Award. All Awards will be granted by, confirmed by, and subject to the terms and conditions of, a written Award Agreement executed by the Company and the Participant.

“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in Section 11.2(c).

“Cause” means, as determined by the Company, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to an Eligible Employee’s or Consultant’s Separation from Service, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), a Participant’s (i) insubordination, material dishonesty, fraud, moral turpitude, negligence or willful misconduct, refusal to perform the Participant’s duties or responsibilities (for any reason other than illness or incapacity), (ii) repeated or material violation of any policies of the Company, including, but not limited to, those relating to sexual harassment, ethics, discrimination, or the disclosure or misuse of confidential information, or violation or breach of any confidentiality agreement, work product agreement, or other agreement between the Participant and the Company, (iii) plea of guilty or nolo contendere to, conviction of, or indictment for, any crime (whether or not involving the Company or its Affiliates) (A) constituting a felony or (B) that has, or could reasonable expected result in, and adverse impact on the performance of the Participant’s duties to the Company or any of its Affiliates, (iv) misappropriation of any assets or business opportunities of the Company or its Affiliates; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement. Notwithstanding any foregoing term or condition of this definition of Cause, with respect to a Non-Employee Director, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

“Change in Control” has the meaning set forth in Section 11.2.

“Change in Control Price” has the meaning set forth in Section 11.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules, and regulations thereto.

“Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, “Committee” will be deemed to refer to the Board for all purposes under the Plan.

“Common Stock” means the shares of common stock, par value USD 0.01 per share, of the Company.

“Company” means Integral Ad Science Holding Corp., a Delaware corporation, and its successors by operation of law.

“Consultant” means an advisor or consultant to the Company or an Affiliate.

“Detrimental Conduct” means, as reasonably determined by the Company, the Participant’s engaging in any of the following behaviors, provided that such behavior causes or would be reasonably expected to cause material harm to the Company or an Affiliate: (a) any violation by the Participant of a restrictive covenant agreement that the Participant has entered into with the Company or an Affiliate (covering, for example, confidentiality, noncompetition, nonsolicitation, nondisparagement, etc.); (b) the commission of a criminal act by the Participant while employed by or providing services to the Company or an Affiliate, whether or not performed in the workplace, that subjects, or if generally known would subject, the Company or an Affiliate to public ridicule or embarrassment, or other improper or intentional conduct by the Participant while employed by or providing services to the Company or an Affiliate causing reputational harm to the Company or an Affiliate; (c) the Participant’s breach of a fiduciary duty owed to the Company or an Affiliate or a client or former client of the Company or an Affiliate; (d) the Participant’s intentional violation, or grossly negligent disregard, of the Company’s or an Affiliate’s policies, rules, or procedures; or (e) the Participant taking or maintaining trading positions that result in a need to restate financial results in a subsequent reporting period or that result in a significant financial loss to the Company or an Affiliate.

“Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Separation from Service, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability will only be deemed to occur at the time of the determination by the Committee of the Disability; provided, however, that, for Awards that are subject to Section 409A, Disability means that a Participant is disabled within the meaning of Section 409A.

“Effective Date” has the meaning set forth in Section 1.2.

“Eligible Employee” means each employee of the Company or an Affiliate.

“Eligible Individual” means each Eligible Employee, Non-Employee Director, or Consultant who is designated by the Committee as eligible to receive an Award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules, and regulations thereto.

“Fair Market Value” means, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date as reported on the principal stock exchange in the United States on which the Common Stock is then listed, or if the Common Stock is not listed, or otherwise reported or quoted, the Committee will determine the Fair Market Value taking into account the requirements of Section 409A. For purposes of the grant of any Award, the applicable date will be the trading day immediately before the date on which the Award is granted. For purposes of any Award granted in connection with the Registration Date, the Fair Market Value will be the public offering price in the initial public offering as set forth on the cover of the final prospectus. For purposes of the purchase of any Award, the applicable date will be the date a notice of purchase is received by the Company or, if not a day on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, the Committee may use any alternative definition of Fair Market Value that it determines should be used in connection with the grant, exercise, vesting, settlement, or payment of any Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of the Common Stock on the applicable stock exchange on the given date, the trading day preceding the given date, the trading day next succeeding the given date, or an average of trading days.

“Family Member” of a Participant means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

“GAAP” means the U.S. Generally Accepted Accounting Principles, as in effect from time to time.

“Incentive Stock Option” or “ISO” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries, or any Parent intended to be, qualifying, and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Incumbent Directors” has the meaning set forth in Section 11.2(b).

“Lead Underwriter” has the meaning set forth in Section 13.21.

“Lock-Up Period” has the meaning set forth in Section 13.21.

“Non-Employee Director” means a member of the Board or the board of directors of an Affiliate who is not an active employee of the Company or an Affiliate.

“Nonqualified Stock Option” means any Stock Option that is not an ISO.

“Other Cash-Based Award” means an award granted to an Eligible Individual under Section 10.3 that is payable in cash at the time or times and subject to the terms and conditions determined by the Committee.

“Other Share-Based Award” means an award granted to an Eligible Individual under Article X that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including an award valued by reference to an Affiliate. Other Share-Based Awards may include RSUs.

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

“Participant” means an Eligible Individual who has been granted, and holds, an Award.

“Performance Award” means an award granted to an Eligible Individual under Article IX contingent upon achieving specified Performance Goals.

“Performance Goals” means goals established by the Committee as contingencies for Awards to vest or become exercisable or distributable, which may be based on business objectives or other measures of performance as the Committee, in its discretion, deems appropriate. Performance Goals may differ among Awards granted to any one Participant or to different Participants. The Committee may also designate additional business objectives on which the Performance Goals may be based and adjust, modify, or amend the aforementioned business objectives.

“Performance Period” means the designated period during which Performance Goals must be satisfied with respect to a Performance Award.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a government or any branch, department, agency, political subdivision, or official thereof.

“Plan” means this Integral Ad Science Holding Corp. 2021 Omnibus Incentive Plan.

“Proceeding” has the meaning set forth in Section 13.10.

“Registration Date” means the date on which the Company consummates the initial sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to an effective registration statement under the Securities Act.

“Restricted Shares” means restricted Shares granted to an Eligible Individual under Article VIII.

“Restriction Period” has the meaning set forth in Section 8.3(a).

“RSUs” has the meaning set forth in Section 10.1.

“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act.

“Section 409A” means Code Section 409A.

“Securities Act” means the Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules, and regulations thereto.

“Separation from Service” means, unless otherwise determined by the Committee or the Company, the termination of the applicable Participant’s employment with, and performance of services for, the Company and all Affiliates, including by reason of the fact that the Participant’s employer or other service recipient ceases to be an Affiliate of the Company. Unless otherwise determined by the Company, if a Participant’s employment or service with the Company or an Affiliate terminates but the Participant continues to provide services to the Company or an Affiliate in a Non-Employee Director capacity or as an Eligible Employee or Consultant, as applicable, such change in status will not be considered a Separation from Service. Approved temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Affiliates will not be considered Separations from Service. Notwithstanding the foregoing definition of Separation from Service, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” means a “separation from service” within the meaning of Section 409A.

“Share” means a share of Common Stock.

“Share Reserve” has the meaning set forth in Section 4.1.

“Stock Appreciation Right” means a right granted to an Eligible Individual under Article VII to receive an amount in cash or Shares equal to the difference between (a) the Fair Market Value of a Share on the date such right is exercised and (b) the per Share exercise price of such right.

“Stock Option” means an option to purchase Shares granted to an Eligible Individual under Article VI.

“Stockholder” means a stockholder of the Company.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Substitute Award” has the meaning set forth in Section 4.1.

“Ten Percent Stockholder” means a Person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries, or any Parent.

“Transfer” means (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance, or other disposition, whether for value or no value and whether voluntary or involuntary, and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate, or otherwise dispose of, whether for value or for no value and whether voluntarily or involuntarily. The terms “Transferred” and “Transferable” have a correlative meaning under the Plan.

“Vista” means Vista Equity Partners.

ARTICLE III

ADMINISTRATION1

Section 3.1    Committee. The Plan will be administered and interpreted by the Committee; provided that the Board will retain the right to exercise the authority of the Committee to the extent consistent with Applicable Law. To the extent required by Applicable Law, it is intended that each member of the Committee will qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of the principal stock exchange in

[1]

Note to IAS: Baker noted that sub-plans will only be required if IAS decides to grant tax-advantaged awards in certain countries (France and the UK for example). It is our understanding this will not be the case but please confirm.

the United States on which the Common Stock is then listed, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee before such determination will be valid despite such failure to qualify.

Section 3.2    Grants of Awards. The Committee will have full authority to grant, under the terms and conditions of the Plan, to Eligible Individuals: Stock Options, Stock Appreciation Rights, Restricted Shares, Performance Awards, Other Share-Based Awards, and Other Cash-Based Awards. In particular, the Committee will have the authority:

(a)    to select the Eligible Individuals to whom Awards may be granted;

(b)    to determine whether and to what extent Awards, or any combination thereof, are to be granted to one or more Eligible Individuals;

(c)    to determine the number of Shares to be covered by each Award;

(d)    to determine the terms and conditions, not inconsistent with the terms and conditions of the Plan, of all Awards;

(e)    to determine the amount of cash to be covered by each Award;

(f)    to determine whether, to what extent, and under what circumstances grants of Stock Options and other Awards are to operate on a tandem basis or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g)    to determine whether and under what circumstances an Award may be settled in cash, Common Stock, or Restricted Shares under Section 6.3(d) or as otherwise provided for herein;

(h)    to determine whether a Stock Option is an ISO or Nonqualified Stock Option;

(i)    to impose a “blackout” period during which Stock Options and/or Stock Appreciation Rights may not be exercised;

(j)    to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired upon the vesting and/or exercise of an Award for a period of time as determined by the Committee after the date of the acquisition of such Award;

(k)    to modify, extend, or renew an Award, subject to Section 6.3(g) and Article XII or as otherwise contained herein; and

(l)    solely to the extent permitted by Applicable Law, to determine whether, to what extent, and under what circumstances to provide loans (which may be on a recourse basis and bear interest at the rate the Committee may determine) to Participants in order to exercise Stock Options.

Section 3.3    Guidelines. Subject to Article XII, the Committee will have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law and not inconsistent with the Plan), as it may deem advisable; to construe and interpret the Plan, all Awards, and all Award Agreements (and in each case any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it deems necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special terms and conditions for Persons who are residing in, or employed in, or subject to the taxes of, any domestic or foreign jurisdictions to comply with Applicable Law. Notwithstanding the foregoing terms and conditions of this Section 3.3, no action of the Committee under this Section 3.3 may materially impair the rights of any Participant under the Plan or any Award without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and the Plan will be limited, construed, and interpreted in a manner so as to comply therewith.

Section 3.4    Sole Discretion; Decisions Final. Any decision, interpretation, or other action made or taken by or at the direction of the Company, the Board, or the Committee (or any of their members) arising out of or in connection with the Plan will be within the sole and absolute discretion of all and each of them, as the case may be, and will be final, binding, and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns and all other Persons having an interest in the Plan.

Section 3.5    Designation of Consultants; Delegation of Authority.

(a)    The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to officers to grant Awards and execute agreements and other documents on behalf of the Committee, in each case to the extent permitted by Applicable Law. In the event of any designation of authority hereunder, subject to Applicable Law and any terms and conditions imposed by the Committee in connection with such designation, such designee or designees will have the power and authority to take such actions, exercise such powers, and make such determinations that are otherwise specifically designated to the Committee hereunder.

(b)    The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant, or agent will be paid by the Company. The Committee, its members, and any Person designated under Section 3.5(a) will not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by Applicable Law, no officer of the Company or member or former member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Award.

(c)    The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards, provided that such delegation does not (i) violate Applicable Law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards. The Committee may also appoint agents of the Company to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Shares.

Section 3.6    Indemnification. To the maximum extent permitted by Applicable Law and the Certificate of Incorporation and By Laws of the Company and to the extent not covered by insurance directly insuring such Person, each officer and employee of the Company and each Affiliate and member or former member of the Committee and the Board will be indemnified and held harmless by the Company against all costs and expenses and liabilities, and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s own fraud or bad faith. Such indemnification will be in addition to any right of indemnification the employees, officers, directors, or members or former officers, directors, or members may have under Applicable Law or under the Certificate of Incorporation or By Laws of the Company or an Affiliate. Notwithstanding any other term or condition of the Plan, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to himself or herself.

ARTICLE IV

SHARE LIMITATION

Section 4.1    Shares.

(a)    Share Limits and Counting. The maximum number of Shares available for issuance under the Plan may not exceed 21,200,000 Shares (subject to any increase or decrease under this Section 4.1 or Section 4.2) (the “Share Reserve”). The Share Reserve may consist of authorized and unissued Shares and Shares held in or acquired for the treasury of the Company. The Share Reserve will automatically increase on each January 1 that occurs after the Effective Date, for 10 years, by an amount equal to 5% of the total number of Shares outstanding on December 31 of the preceding calendar year, or a lesser number as may be determined by the Board. The maximum number of Shares with respect to which ISOs may be granted is 21,200,000 Shares. With respect to Stock Appreciation Rights settled in Shares, upon settlement, only the number of Shares delivered to a Participant will count against the Share Reserve. If any Stock Option, Stock Appreciation Right, or Other Share-Based Award expires, terminates, or is cancelled for any reason without having been exercised in full, the number of Shares underlying such Award will be added back to the Share Reserve. If any Restricted Shares, Performance Awards, or

Other Share-Based Awards denominated in Shares are forfeited for any reason, the number of Shares underlying such Award will be added back to the Share Reserve. Any Award settled in cash will not count against the Share Reserve. If Shares issuable upon exercise, vesting, or settlement of an Award, or Shares owned by a Participant (that are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the purchase or exercise price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms of the Plan, such surrendered or tendered Shares will be added back to the Share Reserve. Awards may be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards will not count against the Share Reserve; provided that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Stock Options intended to qualify as ISOs will count against the ISO limit above. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards and will not count against the Share Reserve.

(b)    Annual Non-Employee Director Award Limitation. The maximum value of Awards granted during any calendar year to any Non-Employee Director for such individual’s service on the Board, taken together with any cash fees paid to that Non-Employee Director during the calendar year and the value of awards granted to the Non-Employee Director under any other compensation plan of the Company or any Affiliate during the calendar year for such individual’s service on the Board, may not exceed USD 750,000 in total value (calculating the value of any such Awards based on the grant date fair value for accounting purposes); provided, that for any calendar year in which a Non-Employee Director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or non-executive chair of the Board, additional compensation may be provided to such Non-Employee Director in excess of such limit; provided, further, that the limit set forth in this Section 4.1(b) shall be applied without regard to Awards or other compensation, if any, provided to a Non-Employee Director during any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a Non-Employee Director.

Section 4.2    Changes.

(a)    The existence of the Plan and any Awards will not affect in any way the right or power of the Board, the Committee, or the Stockholders to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, or preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding.

(b)    Subject to Section 11.1:

(i)    In the event of any change in the outstanding Common Stock or in the capital structure of the Company by reason of any stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, division, exchange, spin off, extraordinary cash or stock dividend, or other relevant change in capitalization, Awards will be equitably adjusted or substituted to the extent necessary to preserve the economic intent of such Awards.

(ii)    Fractional Shares resulting from any adjustment in Awards under this Section 4.2(b) will be aggregated until, and eliminated at, the time of exercise or payment by rounding to the nearest whole number. No cash settlements will be required with respect to fractional Shares eliminated by rounding. Notice of any adjustment will be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) will be effective and binding for all purposes of the Plan.

Section 4.3    Minimum Purchase Price. Notwithstanding any other term or condition of the Plan, if authorized but previously unissued Shares are issued under the Plan, such Shares may not be issued for a consideration that is less than as permitted under Applicable Law.

ARTICLE V

ELIGIBILITY

Section 5.1    General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan will be determined by the Committee.

Section 5.2    ISOs. Notwithstanding Section 5.1, only Eligible Employees of the Company, its Subsidiaries, and any Parent are eligible to be granted ISOs.

Section 5.3    General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual must be conditioned upon such individual actually becoming an Eligible Employee, Consultant, or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS

Section 6.1    Stock Options. Stock Options may be granted alone or in addition to other Awards. Each Stock Option will be either (a) an ISO or (b) a Nonqualified Stock Option.

Section 6.2    Grants. The Committee will have the authority to grant to any Eligible Employee one or more ISOs, Nonqualified Stock Options, or both types of Stock Options. The Committee will have the authority to grant any Consultant or Non-Employee Director one or more Nonqualified Stock Options. To the extent that any Stock Option does not qualify as an ISO, such Stock Option or the portion thereof that does not so qualify will constitute a separate Nonqualified Stock Option.

Section 6.3    Terms and Conditions of Stock Options. Stock Options will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:

(a)    The exercise price per Share subject to a Stock Option will be determined by the Committee at the time of grant; provided that the per Share exercise price of a Stock Option may not be less than 100% (or, in the case of an ISO granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the grant date.

(b)    The term of each Stock Option will be fixed by the Committee; provided that no Stock Option may be exercisable more than 10 years after the date the Stock Option is granted; and provided, further, that the term of an ISO granted to a Ten Percent Stockholder may not exceed five years.

(c)    Unless otherwise determined by the Committee in accordance with this Section 6.3, Stock Options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee at the time of grant. If the Committee provides that any Stock Option is exercisable subject to certain terms and conditions, the Committee may waive those terms and conditions on the exercisability at any time at or after the time of grant in whole or in part.

(d)    Subject to whatever installment exercise and waiting period terms and conditions that may apply under Section 6.3(e), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Stock Option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice must be accompanied by payment in full of the exercise price as follows: (i) in cash or by check, bank draft, or money order payable to the Company; (ii) solely to the extent permitted by Applicable Law, if the Common Stock is listed on a national stock exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the exercise price; (iii) to the extent the Committee authorizes, having the Company withhold Shares issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Shares owned by the Participant, based on the Fair Market Value of the Shares on the payment date; or (iv) on such other terms and conditions that may be acceptable to the Committee. No Shares will be issued under the Plan until payment for those Shares has been made or provided for in accordance with the Plan.

(e)    No Stock Option will be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options will be exercisable, during the Participant’s lifetime, only by the Participant, except that the Committee may determine at the time of grant or thereafter that a Nonqualified Stock Option that is otherwise not Transferable under this Section 6.3(e) is Transferable to a Family Member in whole or in part on terms and conditions that are specified by the Committee. A Nonqualified Stock Option that is Transferred to a Family Member under the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the Plan and the applicable Award Agreement. Any Shares acquired upon the exercise of a Nonqualified Stock Option by a permissible transferee of a Nonqualified Stock Option or a permissible transferee under a Transfer after the exercise of the Nonqualified Stock Option will be subject to the Plan and the applicable Award Agreement.

(f)    Treatment upon Separation from Service

(i)    Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Separation from Service may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of 1 year from the date of such Separation from Service, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Separation from Service by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant will thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of 1 year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(ii)    Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is initiated by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Separation from Service may be exercised by the Participant at any time within a period of 90 calendar days after the date of such Separation from Service, but in no event beyond the expiration of the stated term of such Stock Options.

(iii)    Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Separation from Service is voluntary (other than a voluntary Separation from Service described in Section 6.4(i)(y)), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Separation from Service may be exercised by the Participant at any time within a period of 90 calendar days after the date of such Separation from Service, but in no event beyond the expiration of the stated term of such Stock Options.

(iv)    Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Separation from Service for any reason will terminate and expire as of the date of such Separation from Service.

(g)    To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which ISOs are exercisable for the first time by an Eligible Employee during any calendar year under the Plan or any other stock option plan of the Company, any Subsidiary, or any Parent exceeds USD 100,000, such Stock Options will be treated as Nonqualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary, or any Parent at all times from the time an ISO is granted until three months before the date of exercise thereof (or such other period as required by Applicable Law), such Stock Option will be treated as a Nonqualified Stock Option. Should any term or condition of the Plan not be necessary for the Stock Options to qualify as ISOs, or should any additional terms and conditions be required, the Committee may amend the Plan accordingly.

(h)    Subject to the terms and conditions of the Plan, Stock Options will be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend, or renew outstanding Stock Options, and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding any other term or condition of the Plan, except in connection with a corporate transaction involving the Company in accordance with Section 4.2, the repricing of Options (and Stock Appreciation Rights) is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) any action that is treated as a “repricing” under GAAP, and (B) repurchasing for cash or cancelling an Option or a Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying Shares in exchange for another Award. A cancellation and exchange under clause (B) would be considered a “repricing” regardless of whether it is treated as a “repricing” under GAAP and regardless of whether it is voluntary on the part of the Participant.

(i)    The Committee may provide that a Stock Option include a term or condition whereby the Participant may elect at any time before the Participant’s Separation from Service to exercise the Stock Option as to any part or all of the Shares subject to the Stock Option before the full vesting of the Stock Option and such Shares will be subject to the terms and conditions of Article VIII and be treated as Restricted Shares. Unvested Shares so exercised may be subject to a repurchase option in favor of the Company or to any other restriction the Committee may determine.

Section 6.4    Automatic Exercise. The Committee may include a term or condition in an Award Agreement providing for the automatic exercise of a Nonqualified Stock Option on a cashless basis on the last day of the term of such Stock Option if the Participant has failed to exercise the Nonqualified Stock Option as of such date, with respect to which the Fair Market Value of the Shares underlying the Nonqualified Stock Option exceeds the exercise price of such Nonqualified Stock Option on the date of expiration of such Stock Option, subject to Section 13.5.

ARTICLE VII

STOCK APPRECIATION RIGHTS

Section 7.1    Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights may be issued either alone or in tandem with Stock Options. Stock Appreciation Rights will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:

(a)    The exercise price per Share subject to a Stock Appreciation Right will be determined by the Committee at the time of grant; provided that the per Share exercise price of a Stock Appreciation Right will not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)    The term of each Stock Appreciation Right will be fixed by the Committee, but may not be greater than 10 years after the date the right is granted.

(c)    Unless otherwise determined by the Committee in accordance with this Section 7.1, Stock Appreciation Rights will be exercisable at the time or times and subject to the terms and conditions determined by the Committee at the time of grant. If the Committee provides that any such right is exercisable subject to certain terms and conditions, the Committee may waive those terms and conditions on the exercisability at any time at or after grant in whole or in part.

(d)    Subject to whatever installment exercise and waiting period terms and conditions apply under Section 7.1(c), Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised.

(e)    Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive, for each right exercised, up to, but no more than, an amount in cash or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one Share on the date that the right is exercised over the Fair Market Value of one Share on the date that the right was awarded to the Participant.

(f)    Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable Award Agreement and the Plan, upon a Participant’s Separation from Service for any reason, Stock Appreciation Rights will remain exercisable after a Participant’s Separation from Service on the same basis as Stock Options would be exercisable after a Participant’s Separation from Service in accordance with Section 6.4(f).

(g)    No Stock Appreciation Rights will be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights will be exercisable, during the Participant’s lifetime, only by the Participant.

Section 7.2    Automatic Exercise. The Committee may include a term or condition in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of the Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the Shares underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 13.5.

ARTICLE VIII

RESTRICTED SHARES

Section 8.1    Restricted Shares. The Committee will determine the Eligible Individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards will be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

Section 8.2    Awards and Certificates. Participants selected to receive Restricted Shares will not have any right with respect to the Award, unless and until the Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of the Award. Further, such Award will be subject to the following:

(a)    The purchase price of Restricted Shares will be fixed by the Committee. Subject to Section 4.3, the purchase price for Restricted Shares may be zero to the extent permitted by Applicable Law, and, to the extent required by Applicable Law, such purchase price may not be less than par value.

(b)    Each Participant receiving Restricted Shares will be issued a stock certificate in respect of the Restricted Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Shares. Such certificate will be registered in the name of the Participant, and will, in addition to any legends required by Applicable Law, bear an appropriate legend referring to the terms and conditions applicable to the Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance, or charge of the restricted shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Integral Ad Science Holding Corp. (the “Company”) 2021 Omnibus Incentive Plan (the “Plan”) and an award agreement entered into between the registered owner and the Company dated                  (the “Agreement”). Copies of such Plan and Agreement are on file at the principal office of the Company.”

(c)    If stock certificates are issued in respect of Restricted Shares, the Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon have lapsed, and that, as a condition of any grant of Restricted Shares, the Participant must deliver a duly signed stock power or other instruments of assignment, each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Restricted Shares in the event that such Award is forfeited in whole or part.

Section 8.3    Terms and Conditions. Restricted Shares will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:

(a)    The Participant is not permitted to Transfer Restricted Shares during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the applicable Award Agreement, and such agreement will set forth a vesting schedule and any event that would accelerate vesting of the Restricted Shares. Within these limits, based on service, attainment of Performance Goals, or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Shares and waive the deferral terms and conditions for all or any part of any Restricted Shares.

(b)    Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee, the Participant will have, with respect to Restricted Shares, all of the rights of a Stockholder, including the right to receive dividends, the right to vote such Restricted Shares, and, subject to and conditioned upon the full vesting of Restricted Shares, the right to tender those Shares. The Committee may determine at the time of grant that the payment of dividends will be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)    Unless otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable Award Agreement and the Plan, upon a Participant’s Separation from Service for any reason during the relevant Restriction Period, all Restricted Shares will be forfeited.

(d)    If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares, the certificates for such Shares will be delivered to the Participant. All legends will be removed from said certificates at the time of delivery to the Participant, except as otherwise required by Applicable Law or other terms and conditions imposed by the Committee.

ARTICLE IX

PERFORMANCE AWARDS

Section 9.1    Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in Restricted Shares, such Shares will be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in Restricted Shares (based on the then current Fair Market Value of such Shares). Each Performance Award will be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may approve. The Committee will condition the right to payment of any Performance Award upon the attainment of Performance Goals established under Section 9.2(c).

Section 9.2    Terms and Conditions. Performance Awards will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:

(a)    At the expiration of the applicable Performance Period, the Committee will determine the extent to which the Performance Goals established under Section 9.2(c) are achieved and the percentage of each Performance Award that has been earned.

(b)    Subject to the applicable Award Agreement and the Plan, Performance Awards may not be Transferred.

(c)    The Committee will establish the Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants. Such Performance Goals may incorporate terms and conditions for disregarding (or adjusting for) changes in accounting methods, corporate transactions, and other similar type events or circumstances.

(d)    Unless otherwise determined by the Committee at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of Shares covered by a Performance Award will not be paid to the Participant.

(e)    After the Committee’s determination in accordance with Section 9.2(a), the Company will settle Performance Awards, in such form as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing sentence, the Committee may award an amount less than the earned Performance Awards and subject the payment of all or part of any Performance Award to additional vesting, forfeiture, and deferral terms and conditions.

(f)    Subject to the applicable Award Agreement and the Plan, upon a Participant’s Separation from Service for any reason during the Performance Period for a Performance Award, the Performance Award will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(g)    Based on service, performance, and any other factors or criteria the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

ARTICLE X

OTHER SHARE-BASED AND CASH-BASED AWARDS

Section 10.1    Other Share-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including Shares awarded purely as a bonus and not subject to terms or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units (“RSUs”), and Awards valued by reference to book value of Shares. Other Share-Based Awards may be granted either alone or in addition to or in tandem with other Awards. Subject to the terms and conditions of the Plan, the Committee has the authority to determine the Eligible Individuals to whom, and the time or times at which, Other Share-Based Awards will be granted, the number of Shares to be granted under such Awards, and all other terms and conditions of the Awards.

Section 10.2    Terms and Conditions. Other Share-Based Awards will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:

(a)    Subject to the applicable Award Agreement and the Plan, Shares subject to Other Share-Based Awards may not be Transferred before the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

(b)    Unless otherwise determined by the Committee at the time of grant, subject to the applicable Award Agreement and the Plan, the recipient of an Other Share-Based Award will not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of Shares covered by the Award.

(c)    All Other Share-Based Awards and any Shares covered by those awards will vest or be forfeited to the extent so provided in the Award Agreement.

(d)    Common Stock issued on a bonus basis under this Article IX may be issued for no cash consideration. Common Stock purchased under a purchase right awarded under this Article X will be priced as determined by the Committee.

Section 10.3    Other Cash-Based Awards. The Committee may grant Other Cash-Based Awards to Eligible Individuals in amounts, on terms and conditions, and for consideration, including no consideration or such minimum consideration as may be required by Applicable Law. Other Cash-Based Awards may be granted subject to the satisfaction of vesting terms and conditions or may be awarded purely as a bonus and not subject to terms and conditions, and if subject to vesting, the Committee may accelerate such vesting at any time.

ARTICLE XI

CHANGE IN CONTROL

Section 11.1    Treatment of Awards upon a Change in Control. In the event of a Change in Control, and except as otherwise determined by the Committee in an Award Agreement, a Participant’s unvested Awards will not vest automatically and will be treated in accordance with one or more of the following methods as determined by the Committee:

(a)    Awards, whether or not then vested, will be continued, assumed, or have new rights substituted therefor, on an economic equivalent basis, as determined by the Committee, and restrictions to which Restricted Shares or any other Award granted before the Change in Control are subject will not lapse upon the Change in Control and the Restricted Shares or other Awards will receive the same distribution as other Common Stock on terms and conditions determined by the Committee; provided that the Committee may decide to award additional Restricted Shares or other Awards in lieu of any cash distribution.

(b)    The Committee may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Fair Market Value of the Shares covered by such Awards as of the Change in Control, over the aggregate purchase or exercise price of such Awards. For the purposes of this Section 11.1(b), to the extent applicable, Fair Market Value will be determined based on the highest price per Share paid in connection with any Change in Control.

(c)    The Committee may terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, and Other Share-Based Awards that provide for a Participant-elected exercise, effective as of the Change in Control, by delivering notice of termination to each Participant at least 20 days before the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each affected Participant will have the right to exercise in full all of the Participant’s Awards that are then outstanding (without regard to any terms and conditions on exercisability otherwise contained in the Award Agreements), but any such exercise will be contingent on the occurrence of the Change in Control; provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto will be null and void.

(d)    The Committee may make any other determination as to the treatment of Awards in connection with a Change in Control. The treatment of Awards need not be the same for all Participants. Any escrow, holdback, earnout, or similar terms and conditions in the definitive agreements relating to the Change in Control may apply to any payment to the holders of Awards to the same extent and in the same manner as such terms and conditions apply to the holders of Shares.

Section 11.2    Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” means:

(a)    any “person,” as that term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the Stockholders in substantially the same proportions as their ownership of Common Stock), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than pursuant to a Business Combination that does not constitute a Change in Control under such Section 11.2(c);

(b)    during any period of 24 consecutive calendar months, individuals who were directors serving on the Board on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director after the first day of such period whose election, or nomination for election, by the Stockholders was approved by a vote of at least a majority of the Incumbent Directors will be considered as though such individual were an Incumbent

Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board;

(c)    consummation of a reorganization, merger, consolidation, or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any other corporation, in any case with respect to which the Company voting securities outstanding immediately before such Business Combination do not, immediately after such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or

(d)    a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

For purposes of this Section 11.2, acquisitions or sales of securities of the Company by Vista, any of its respective affiliates, or any investment vehicle or fund controlled by or managed by, or otherwise affiliated with Vista shall not constitute a Change in Control. Notwithstanding the foregoing terms and conditions of this definition, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, a Change in Control will not be deemed to have occurred for purposes of such Award (or portion thereof) unless such transaction or series of related transactions also constitutes a “change in control event” with respect to the Company for purposes of Section 409A of the Code.

Section 11.3    Initial Public Offering not a Change in Control. Notwithstanding the foregoing terms and conditions of the definition of Change in Control, the occurrence of the Registration Date will not be considered a Change in Control.

ARTICLE XII

AMENDMENT AND TERMINATION

Section 12.1    Amendment and Termination of Plan. Subject to Section 12.3, the Board may amend or terminate the Plan at any time; provided, however, that no amendment will be effective unless approved by the Stockholders to the extent Stockholder approval is necessary to satisfy any Applicable Laws.

Section 12.2    Amendment of Awards. Subject to Section 12.3, the Committee may amend any Award at any time; provided, however, that no amendment will be effective unless approved by the Stockholders to the extent Stockholder approval is necessary to satisfy any Applicable Laws.

Section 12.3    No Material Impairment of Rights. Rights under any Award granted before amendment or termination of the Plan or amendment of an Award may not be materially impaired by any such amendment or termination unless the Participant consents thereto.

ARTICLE XIII

GENERAL TERMS AND CONDITIONS

Section 13.1    Legend. The Committee may require each person receiving Shares under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for Shares issued under the Plan may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under Applicable Law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 13.2    Book Entry. Notwithstanding any other term or condition of the Plan, the Company may elect to satisfy any requirement under the Plan for the delivery of Share certificates through the use of another system, such as book entry or electronically.

Section 13.3    Other Plans. Nothing contained in the Plan prevents the Board from adopting other or additional compensation arrangements, subject to Stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 13.4    No Right to Employment, Consultancy, or Directorship. Neither the Plan nor the grant of any Award gives any Person any right with respect to continuance of employment, consultancy, or directorship by the Company or any Affiliate, nor does the Plan or the grant of any Award cause any limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy, or directorship at any time.

Section 13.5    Withholding for Taxes. The Company or an Affiliate, as the case may be, has the right to deduct from payments of any kind otherwise due to a Participant any U.S. federal, state, local or foreign taxes of any kind required by Applicable Law to be withheld (a) with respect to the grant, vesting of or other lapse of restrictions applicable to an Award, (b) upon the issuance of any Shares upon the exercise of an Option or Stock Appreciation Right, or (c) otherwise due in connection with an Award. At the time the tax obligation becomes due, the Participant must pay to the Company or the Affiliate, as the case may be, any amount that the Company or Affiliate determines to be necessary to satisfy the tax obligation. The Company or the Affiliate, as the case may be, may require or permit the Participant to satisfy the tax obligation, in whole or in part, (i) by causing the Company or Affiliate to withhold up to the maximum required number of Shares otherwise issuable to the Participant as may be necessary to satisfy such tax obligation; (ii) by delivering to the Company or Affiliate Shares already owned by the Participant; (iii) the Company or the Affiliate withholding cash from any compensation otherwise payable to or for the benefit of the Participant, (iv) withholding from proceeds from the sale of shares of Common Stock issued to the Participant under such Award, either through a voluntary sale or a mandatory sale arranged by the Company; or (v) any other method determined by the Committee that is permissible under Applicable Law. To the extent withholding occurs as indicated in (i) or (ii) above, the Shares delivered or withheld must have an aggregate Fair Market Value approximately equal to the tax obligation. The Fair Market Value of the Shares used to satisfy the tax obligation will be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Participant may satisfy his or her tax obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Section 13.6    No Assignment of Benefits. No Award or other benefit payable under the Plan may, except as otherwise specifically provided by Applicable Law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit will be void, and any such benefit will not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Person who will be entitled to such benefit, nor will it be subject to attachment or legal process for or against such Person.

Section 13.7    Listing and Other Terms and Conditions.

(a)    Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national stock exchange or system sponsored by a national securities association, the issuance of Shares under an Award will be conditioned upon such Shares being listed on such exchange or system. The Company will have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Stock Option or other Award with respect to such Shares will be suspended until such listing has been effected.

(b)    If at any time counsel to the Company is of the opinion that any sale or delivery of Shares under an Award is or may be unlawful or result in the imposition of excise taxes on the Company, the Company will have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Stock Option or other Award will be suspended until, in the opinion of said counsel, such sale or delivery would be lawful or would not result in the imposition of excise taxes on the Company.

(c)    Upon termination of any period of suspension under this Section 13.7, any Award affected by such suspension that has not expired or terminated will be reinstated as to all Shares available before such suspension and as to Shares that would otherwise have become available during the period of such suspension, but no such suspension will extend the term of any Award.

(d)    A Participant will be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, and approval the Company reasonably determines necessary or appropriate.

Section 13.8    Stockholders Agreement and Other Requirements. Notwithstanding any other term or condition of the Plan, as a condition to the receipt of Shares under an Award, to the extent required by the Committee, the Participant must execute and deliver a Stockholder’s agreement and such other documentation that sets forth certain restrictions on transferability of the Shares acquired upon exercise or purchase, and such other terms and conditions as the Committee may establish. The Company may require, as a condition of exercise, the Participant to become a party to an existing Stockholders agreement (or other agreement). Any payment of cash or issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative under the Plan will, to the extent thereof, be in full satisfaction of all claims of such Persons under the plan, and the Company may require the Participant or the Participant’s legal representative, as a condition to such payment or issuance or transfer, to execute a general release of all claims in favor of the Company and each Affiliate in such form as the Company may determine.

Section 13.9    Governing Law. The Plan and actions taken in connection with the Plan will be governed and construed in accordance with the laws of the U.S. State of Delaware without regard to the principles of conflicts of laws (whether of the U.S. State of Delaware or any other jurisdiction).

Section 13.10    Jurisdiction; Waiver of Jury Trial. Any suit, action, or proceeding with respect to the Plan or any Award or Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of the Plan or any Award or Award Agreement, will be resolved only in the courts of the U.S. State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the Company and each Participant irrevocably and unconditionally (a) submits in any proceeding relating to the Plan or any Award or Award Agreement, or for the recognition and enforcement of any judgment in respect of the Plan or any Award or Award Agreement (a “Proceeding”), to the exclusive jurisdiction of the courts of the U.S. State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts, and agrees that all claims in respect of any Proceeding will be heard and determined in such state court or, to the extent permitted by Applicable Law, in such federal court, (b) consents that any Proceeding may and will be brought in such courts and waives any objection that the Company or the Participant may have at any time after the Effective Date to the venue or jurisdiction of any Proceeding in any such court or that the Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c) waives all right to trial by jury in any Proceeding (whether based on contract, tort, or otherwise) arising out of or relating to the Plan or any Award or Award Agreement, (d) agrees that service of process in any Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agrees that nothing in the Plan will affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

Section 13.11    Other Benefits. No Award will be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Affiliate or affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

Section 13.12    Costs. The Company will bear all expenses associated with administering the Plan, including expenses of issuing Common Stock under Awards.

Section 13.13    No Right to Same Benefits. The terms and conditions of Awards need not be the same with respect to each Participant, and Awards to individual Participants need not be the same in subsequent years (if granted at all).

Section 13.14    Death; Disability. The Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by the Plan.

Section 13.15    Section 16(b) of the Exchange Act. All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving Shares are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

Section 13.16    Section 409A. The Plan is intended to comply with Section 409A and will be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A, it will be paid in a manner that complies with Section 409A. Notwithstanding any other provision of the Plan, any Plan provision that is inconsistent with Section 409A will be deemed to be amended to comply with Section 409A and to the extent such provision cannot be amended to comply, such provision will be null and void. The Company will have no liability to a Participant, or any other party, if an Award that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant, or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties will rest solely with the affected Participants and not with the Company. Notwithstanding any other provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A) will be delayed for the first six months after such separation from service and will instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period (or, if earlier, the date of death of the specified employee). All installment payments under the Plan will be deemed separate payments for purposes of Section 409A.

Section 13.17    California Participants. The Plan is intended to comply with Section 25102(o) of the California Corporations Code, to the extent applicable. In that regard, to the extent required by Section 25102(o), (a) the terms and conditions of any Options and Stock Appreciation Rights, to the extent vested and exercisable upon a Participant’s Separation from Service, will include any minimum exercise periods after Separation from Service required by Section 25102(o) and (b) any repurchase right of the Company or any Affiliate will include a minimum 90-day notice requirement. Any Plan term that is inconsistent with Section 25102(o) will, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o).

Section 13.18    Successor and Assigns. The Plan will be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator, or trustee of such estate.

Section 13.19    Severability of Terms and Conditions. If any term or condition of the Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other term or condition of the Plan, and the Plan will be construed and enforced as if such term or condition had not been included.

Section 13.20    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent Person, or other Person incapable of receipt thereof will be considered paid when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment will fully discharge the obligations of the Committee, the Board, the Company, all Affiliates, and their employees, agents, and representatives with respect thereto.

Section 13.21    Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of Common Stock (the “Lead Underwriter”), a Participant must irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time after the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter may specify (the “Lock-Up Period”). Each Participant must sign such documents as may be requested by the Lead Underwriter to effect the foregoing. The Company may impose stop-transfer instructions with respect to Common Stock acquired under an Award until the end of such Lock-Up Period.

Section 13.22    Separation from Service for Cause; Clawbacks; Detrimental Conduct.

(a)    The Company may cancel any unvested Awards if the Participant incurs a Separation from Service for Cause.

(b)    All awards, amounts, or benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any Applicable Law related to such actions. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Effective Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

(c)    Except as otherwise determined by the Committee, notwithstanding any other term or condition of the Plan, if a Participant engages in Detrimental Conduct, whether during the Participant’s service or after the Participant’s Separation from Service, in addition to any other penalties or restrictions that may apply under the Plan, Applicable Law, or otherwise, the Participant must forfeit or pay to the Company the following:

(i)    any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(ii)    any cash or Shares received by the Participant in connection with the Plan within the 36-month period immediately before the date the Participant engaged in Detrimental Conduct; and

(iii)    the profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant under the Plan within the 36-month period immediately before the date the Participant engaged in Detrimental Conduct.

Section 13.23    Data Protection. A Participant’s acceptance of an Award will be deemed to constitute the Participant’s acknowledgement of and, where required, consent to the collection and processing of personal data relating to the Participant so that the Company and the Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include data about participation in the Plan and Shares offered or received, purchased, or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

Section 13.24    Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but that is not yet made to a Participant by the Company, nothing in the Plan gives any Participant any right that is greater than the rights of a general unsecured creditor of the Company. The grant of an Award will not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation under any Award.

Section 13.25    Plan Construction. In the Plan, unless otherwise stated, the following uses apply:

(a)    references to an Applicable Law refer to such Applicable Law and any amendments and supplements thereto and any successor Applicable Law, and to all valid and binding rules and regulations promulgated thereunder, court decisions, and other regulatory and judicial authority issued or rendered thereunder, as amended or supplemented, or their successors, as in effect at the relevant time;

(b)    in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until,” and “ending on” (and the like) mean “to and including”;

(c)    indications of time of day will be based upon the time applicable to the location of the principal headquarters of the Company;

(d)    the words “include,” “includes,” and “including” (and the like) mean “include, without limitation,” “includes, without limitation,” and “including, without limitation” (and the like), respectively;

(e)    all references to articles, sections, and exhibits are to articles, sections, and exhibits in or to the Plan;

(f)    all words used will be construed to be of such gender or number as the circumstances and context require;

(g)    the captions and headings of articles, sections, and exhibits have been inserted solely for convenience of reference and will not be considered a part of the Plan, nor will any of them affect the meaning or interpretation of the Plan;

(h)    any reference to an agreement, plan, policy, form, document, or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document, or set of documents, will mean the agreement, plan, policy, form, document, or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions, or replacements thereof; and

(i)    all accounting terms not specifically defined will be construed in accordance with GAAP.

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